CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                                 Cambridge, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                                 Cambridge, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 2000 and 1999







                                    CONTENTS






REPORT OF INDEPENDENT AUDITORS ...........................................   1


FINANCIAL STATEMENTS

     STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS .....................   2

     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS ...........   3

     NOTES TO FINANCIAL STATEMENTS .......................................   4


SUPPLEMENTAL INFORMATION

     SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
       AT END OF YEAR.....................................................   9

                         REPORT OF INDEPENDENT AUDITORS


Trustees
Camco Financial & Subsidiaries
  Salary Savings Plan
Cambridge, Ohio

We have audited the accompanying statements of net assets available for benefits of the Camco Financial & Subsidiaries Salary Savings Plan as of December 31, 2000 and 1999 and the related statement of changes in net assets available for benefits for the year ended December 31, 2000. These financial statements are the responsibility of the plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2000 and 1999, and the changes in net assets available for benefits for the year ended December 31, 2000 in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes at end of year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                               /s/Crowe, Chizek and Company LLP
                                               Crowe, Chizek and Company LLP

Columbus, Ohio
March 12, 2001


                                                                              1.

                         CAMCO FINANCIAL & SUBSIDIARIES
                              SALARY SAVINGS PLAN

                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           December 31, 2000 and 1999

                                                                                    2000               1999
                                                                                    ----               ----
    ASSETS
Investments, at fair value (Notes 2 and 4)                                         $7,732,598        $8,269,638

Receivables
     Employee contribution                                                                 --            18,532
     Employer contribution                                                                 --             8,556
     Accrued interest                                                                      --            14,937
                                                                                    ---------         ---------
                                                                                           --            42,025

Cash                                                                                       --                21
                                                                                    ---------         ---------

NET ASSETS AVAILABLE FOR BENEFITS                                                  $7,732,598        $8,311,684
                                                                                    =========         =========




















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                See accompanying notes to financial statements.

                                                                              2.

                        CAMCO FINANCIAL & SUBSIDIARIES
                              SALARY SAVINGS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          Year ended December 31, 2000

    Additions to net assets attributed to
     Net depreciation in fair value of investments (Notes 2 and 4)               $(1,348,015)
     Other income                                                                      8,743
     Interest and dividends                                                          398,099
                                                                                  ----------
                                                                                    (941,173)
     Contributions
         Employer                                                                    331,351
         Participant                                                                 519,429
         Rollovers                                                                    20,897
                                                                                  ----------
                                                                                     871,677
                                                                                  ----------
              Total additions                                                        (69,496)

    Deductions from net assets attributed to
     Administrative expenses                                                          13,138
     Benefits paid to participants                                                   496,452
                                                                                  ----------
              Total deductions                                                       509,590

Net increase/(decrease)                                                             (579,086)

Net assets available for benefits
     Beginning of year                                                             8,311,684
                                                                                  ----------

     End of year                                                                 $ 7,732,598
                                                                                  ==========














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                See accompanying notes to financial statements.

                                                                              3.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

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    NOTE 1 - DESCRIPTION OF PLAN

The following description of the Camco Financial & Subsidiaries Salary Savings Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

General: The Plan is a defined-contribution plan covering all full-time employees of Camco Financial & Subsidiaries and related subsidiaries, collectively referred to as the "Company." The Plan requires one year of service (1,000 hours or more) to share in the matching contribution. Participants are immediately eligible to make deferrals to the Plan. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions: Each year, participants may contribute up to 15% of their pretax annual compensation to the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Company makes a matching contribution equal to 100% of 401(k) deferrals up to the first 3% of base compensation and 50% of 401(k) deferrals from 3.01% to 5% of base compensation. Contributions are subject to certain Internal Revenue Code ("IRC") limitations.

Investment Options: The Plan allows participants to self-direct the investment of their plan assets, including employer discretionary and matching contributions among several different investment options offered by the Plan. Participants may change their investments quarterly.

Participant   Accounts:   Each  participant's   account  is  credited  with  the
participant's  own  contribution,   and  an  allocation  of  (a)  the  Company's
contributions and (b) investment income. Allocation of the Company's contributions and investment income is based upon participants' compensation and account balances, respectively. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Retirement, Death, and Disability: A participant is entitled to 100% of his or her account balance upon retirement (at normal retirement age), death, or disability.

Forfeited Accounts:   Forfeitures of terminated participants' nonvested employer profit sharing accounts are reallocated to all eligible participants.

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                                  (Continued)

                                                                              4.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

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NOTE 1 - DESCRIPTION OF PLAN (Continued)

Vesting: Participants are immediately vested in their own 401(k) contributions, employer matching contributions made after December 31, 1997 and any Pension Plan rollovers, plus actual earnings thereon. Vesting in the remainder of their account is based on years of credited service. A participant is 100% vested after six years of credited service in accordance with the table below:

         Years of Service                            % Vested

                1                                        0
                2                                       20
                3                                       40
                4                                       60
                5                                       80
                6                                      100

Payment of Benefits: Upon termination of service, a participant may elect to receive payment of their vested benefits either as a lump-sum payment or as a series of installment payments.

Loan Provisions: The Plan provides that participants can borrow funds against their vested account balance. These loans are limited to the lesser of $50,000 or 50% of the participant's vested account balance. The loan must be repaid within five years and bear interest at a reasonable rate.


NOTE 2 - SUMMARY OF ACCOUNTING POLICIES

The principles and policies that significantly affect the determination of net assets available for benefits and results of operations are summarized below.

Accounting Method: The accounting principles and procedures followed by the Plan conform to generally accepted accounting principles. The financial statements were prepared using the accrual method of accounting.

Income and Expense Recognition: Investment income includes dividends, interest, gains or losses realized on the sale of plan assets and unrealized gains and losses of assets held the entire plan year. Employer and employee contributions and expenses payable are recognized on the accrual method. Benefits to participants are recorded when paid.


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                                  (Continued)

                                                                              5.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

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NOTE 2 - SUMMARY OF ACCOUNTING POLICIES (Continued)

Valuation of Investments: Quoted market prices are used to value the Plan's investments in mutual funds and common stock. Participant loans are carried at their outstanding principal balance, which approximates fair value. The Plan's investment in the common/collective investment fund is valued based upon the Plan's proportional share of the common/collective fund's underlying assets. The underlying assets of the common/collective fund are valued at estimated fair market value.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosures and actual results could differ from those estimates. It is at least reasonably possible that a significant change may occur in the near term for the estimates of investment valuation.


NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA and its related regulations. In the event of a plan termination, participants will become 100% vested in their accounts.






















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                                  (Continued)

                                                                              6.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

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NOTE 4 - INVESTMENTS

The following table presents investments that represent 5% or more of the Plan's net assets.

                                                                                          December 31,
                                                                                    2000               1999
                                                                                    ----               ----
Investments at fair value as determined by quoted market prices
     Mutual funds
         Acorn Fund                                                                $       --        $1,323,868
         Fidelity Blue Chip Growth Fund                                                    --         1,008,098
         Vanguard Wellington Fund                                                          --           610,128
         Dreyfus Founders Discovery Fund                                              651,430                --
         Gabelli Growth Fund                                                          958,892                --
         Janus Twenty Fund                                                            464,886                --
         Scudder Growth & Income Fund                                               1,030,931                --
         Scudder International Fund                                                   489,078                --
         Vanguard 500 Index Trust Fund                                                     --         1,644,287
     Common/collective funds
         MCM Stable Value Portfolio                                                   437,792                --
     Common stock
         Camco Financial & Subsidiaries                                             2,662,892         2,079,684
     Certificate of deposit
         Cambridge Savings Bank                                                            --           847,703

During 2000, the Plan's investments earned interest and dividend income of $398,099.

Also during 2000, the Plan's investments (including investments bought and sold, as well as held during the year) depreciated in value by $(1,348,015) for the year ended December 31, 2000 as follows:

         Mutual funds                                           $(1,228,428)
         Common/collective fund                                       8,697
         Common stock                                              (128,284)
                                                                 ----------

                                                                $(1,348,015)
                                                                 ==========

NOTE 5 - RELATED PARTY TRANSACTIONS

Parties-in-interest are defined under DOL regulations as any fiduciary of the Plan, any party rendering service to the Plan, the employer, and certain others. The Company pays certain administrative fees on behalf of the Plan.



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                                  (Continued)

                                                                              7.

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2000 and 1999

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NOTE 5 - RELATED PARTY TRANSACTIONS (Continued)

The Plan held the following party-in-interest investments (at fair value) at December 31, 2000 and 1999:

                                                                           2000                1999
                                                                           ----                ----
   Camco Financial & Subsidiaries common stock                          $2,662,892        $2,079,684
   Cambridge Savings Bank certificate of deposit                                --           847,703
   First Federal Washington Court House
     certificate of deposit                                                     --           116,131


NOTE 6 - TAX STATUS

The Internal Revenue Service has determined and informed the Plan by a letter dated August 9, 1995 that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has since been restated in its entirety using a non-standardized prototype plan document sponsored by Travelers Insurance Company since receiving the favorable determination letter. However, the plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.


    NOTE 7 - MERGER

Effective January 6, 2000, the Company merged with Westwood Homestead Financial Corporation and the Westwood Homestead Savings Bank (the "Bank"). Employees of the Bank were eligible to participant in the Plan as of April 14, 2000.


    NOTE 8 - PLAN RESTATEMENT

Effective January 1, 2000, the Plan was restated in its entirety using a non-standardized prototype plan document sponsored by Travelers Insurance Company. This restatement changed the length of service required to be eligible to make employee deferrals to one year. The restatement also changed the Plan Trustee from Peoples Bank to Smith Barney Corporate Trust Company.





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                                  (Continued)

                                                                              8.

                            SUPPLEMENTAL INFORMATION

                         CAMCO FINANCIAL & SUBSIDIARIES
                               SALARY SAVINGS PLAN
         SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR
                                December 31, 2000

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Attachment to Form 5500, Schedule H, Part IV, Line 4i

Name of plan sponsor:  Camco Financial & Subsidiaries
                       ------------------------------------------------
Employer identification number:  51-0110823
                                 --------------------------------------
Three-digit plan number:  002
                          ---------------------------------------------


                                                                (c)
                                                          Description of
                                                       Investment Including
                            (b)                       Maturity Date, Rate of                             (e)
               Identity of Issuer, Borrower,         Interest, Collateral, Par           (d)           Current
(a)              Lessor, or Similar Party                or Maturity Value              Cost            Value
---              ------------------------                -----------------              ----            -----
*    Camco Financial & Subsidiaries                   Common stock,
                                                        276,653 shares             $           @      $2,662,892
     Dreyfus Founders Balanced Fund                   Mutual Fund                              @         336,073
     Dreyfus Founders Discovery Fund                  Mutual Fund                              @         651,430
     Gabelli Growth Fund                              Mutual Fund                              @         958,892
     Janus Twenty Fund                                Mutual Fund                              @         464,886
     JP Morgan Emerging Markets Equity Fund           Mutual Fund                              @          56,209
     Loomis Sayles Bond Fund                          Mutual Fund                              @          33,085
     MCM Stable Value Portfolio                       Common/Collective
                                                        Fund                                   @         437,792
     Neuberger Berman Genesis Trust                   Mutual Fund                              @         305,607
     Pilgrim GNMA Income Fund                         Mutual Fund                              @          47,121
     Scudder Growth & Income Fund                     Mutual Fund                              @       1,030,931
     Scudder International Fund                       Mutual Fund                              @         489,078
     Stein Roe Intermediate Bond Fund                 Mutual Fund                              @          68,069
     Warburg Pincus Global Fixed-Income Fund          Mutual Fund                              @          84,303
     Participant notes                                Bearing interest at 8% to10% @                     106,230
                                                                                                       ---------

                                                                                                      $7,732,598
                                                                                                       =========


*  Denotes party-in-interest
@ Participant-directed investment. Cost basis disclosure is not required.







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                                                                              9.